Exhibit 99.1

News

Cephalon Contacts:
Media: Robert W. Grupp
610-738-6402
rgrupp@cephalon.com

Investors: Chip Merritt
610-738-6376
cmerritt@Cephalon.com

CIMA Contact:
James Hawley
952-947-8700
jim.hawley@cimalabs.com

For Immediate Release

Cephalon, Inc. and CIMA LABS INC. Sign Definitive Merger Agreement

Cash Merger for $34 Per CIMA Share;
Provides Cephalon with Drug Delivery Technologies;
Will Accelerate Development and Launch of New Pharmaceutical Products

     West Chester, PA and Eden Prairie, MN – November 3, 2003 – Cephalon, Inc. (Nasdaq: CEPH) and CIMA LABS INC. (Nasdaq: CIMA) announced today that they have signed a definitive merger agreement under which Cephalon will acquire all the outstanding common shares of CIMA for $34 per share in cash.

     The total value of the transaction is approximately $515 million or $397 million net of CIMA’s cash and cash equivalents. The agreement was unanimously approved by the boards of directors of both companies and requires CIMA stockholder approval as well as customary regulatory approvals. The merger is expected to close in the first quarter of 2004. CIMA will become a wholly owned subsidiary of Cephalon.

     The acquisition of CIMA – a leader in the field of drug delivery technology – will add a growing business to Cephalon, already one of the fastest growing biopharmaceutical companies. CIMA also offers Cephalon an opportunity to develop additional proprietary products using CIMA’s innovative oral drug delivery technologies, including OraVescent ®. CIMA is developing an OraVescent form of fentanyl, which, if approved, would be a valuable product for the Cephalon pain care sales force.

     “Combining CIMA’s innovative delivery technologies together with our clinical development, regulatory, and sales and marketing experience, will create tremendous new opportunities for Cephalon,” said Frank Baldino Jr., Chairman and CEO of Cephalon.

— more —

Cephalon and CIMA Sign Definitive Merger Agreement

     Baldino said that Cephalon intends to encourage the growth of CIMA’s core business of developing and manufacturing orally disintegrating tablets and to supplement its technology portfolio with Cephalon’s own drug delivery assets, which were acquired in other mergers and acquisitions completed in the past 36 months.

     Steven B. Ratoff, Chairman and Interim CEO of CIMA said: “The merger with Cephalon provides a significant and immediate return to CIMA shareholders and is in the long-term best interests of CIMA employees and partners. We look forward to working with the Cephalon team to expand our leadership in ODT technology and accelerate the commercialization of our proprietary OraVescent fentanyl product.”

     Cephalon has approximately 1,400 employees at locations in the United States and Europe, including corporate headquarters in West Chester, Pennsylvania, and manufacturing sites in Salt Lake City, Utah, and in France. CIMA has approximately 275 employees in Eden Prairie and Brooklyn Park, Minnesota. Once the transaction closes, Baldino said he anticipates that CIMA and Cephalon could be integrated in a timely and seamless manner, and that Cephalon expects to maintain both of CIMA’s Minnesota facilities.

     JP Morgan acted as financial advisor to Cephalon in this transaction. Deutsche Bank Securities Inc. acted as financial advisor to CIMA.

     Concurrent with the announcement of this definitive merger agreement, CIMA notified aaiPharma (Nasdaq: AAII) that it has terminated its August 5, 2003 merger agreement with aaiPharma and has paid the applicable break-up fee to aaiPharma.

     CIMA will file a proxy statement with the Securities and Exchange Commission for submission to its stockholders for use in connection with a special meeting of stockholders that will be held for the purpose of approving the merger. The proxy statement will fully describe the terms of the merger agreement and should be carefully reviewed by CIMA stockholders.

     Cephalon management will discuss the transaction with analysts and investors in a previously announced conference call about the company’s third quarter 2003 results beginning at 5 p.m. U.S. EST on Monday, November 3, 2003. To participate in the conference call, dial 913-981-5517 and refer to Conference Code Number 775652. Individual investors are encouraged to log onto the investor relations section of www.cephalon.com and click on the webcast link to access the live call.

     Cephalon, Inc.

     Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

     Cephalon currently employs approximately 1,400 people in the United States and Europe. U.S. sites include the company’s headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah. Cephalon’s major European offices are located in Guildford, England, Martinsried, Germany, and Maisons-Alfort, France.

Cephalon and CIMA Sign Definitive Merger Agreement

     The company currently markets three proprietary products in the United States: PROVIGIL, GABITRIL, and ACTIQ and more than 20 products internationally. Further information about Cephalon and full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

     CIMA LABS INC.

     CIMA develops and manufactures prescription and over-the-counter products based upon its proprietary, orally disintegrating drug delivery technologies, OraSolv® and DuraSolv®. Based on these technologies, an active drug ingredient, which the company frequently taste-masks, is formulated into a new, orally disintegrating dosage form that dissolves quickly in the mouth without chewing or the need for water. CIMA’s business involves a dual operating strategy. The company develops and manufactures orally disintegrating versions of drugs for pharmaceutical company partners for whom CIMA currently produces three branded prescription pharmaceuticals and three over-the-counter brands. CIMA is also developing proprietary products utilizing its orally disintegrating technologies, as well as its new OraVescent® enhanced absorption, transmucosal drug delivery system. Further information about CIMA is available at www.cimalabs.com.

     Safe Harbor Statement

     In addition to historical facts or statements of current condition, this press release contains forward-looking statements. Forward-looking statements provide each of Cephalon’s and CIMA’s current expectations or forecasts of future events. These may include statements regarding the timing of the closing of the transaction, the timing and success of integration efforts once the transaction is complete, its expectations or ability to realize commercial success with CIMA LABS INC., the impact of this transaction, if successful, on Cephalon’s business, anticipated scientific progress on its research programs, development of potential pharmaceutical products, including OraVescent fentanyl, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon, such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The U.S. Private Securities Litigation Reform Act of 1995 permits this discussion.

     Additional Information and Where to Find It

     CIMA intends to file with the Securities and Exchange Commission a proxy statement and other relevant documents in connection with the proposed transaction. Investors of CIMA are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about CIMA and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed with the Securities and Exchange

Cephalon and CIMA Sign Definitive Merger Agreement

Commission at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from CIMA, 10000 Valley View Road, Eden Prairie, Minnesota 55344. Investors may access copies of the documents filed with the SEC by CIMA on CIMA’s website at www.cimalabs.com. In addition, copies may be obtained free of charge at written request to CIMA at 10000 Valley View Road, Eden Prairie, Minnesota 55344, attention: CFO.

     CIMA and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of CIMA’s stockholders in connection with the proposed transaction is set forth in CIMA’s proxy statement for its 2003 annual meeting, dated April 14, 2003 and filed with the SEC on April 11, 2003.

     Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the proxy statement when it is filed with the SEC.

# # #